EXHIBIT 15.1
August 1, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:    The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)
(No. 333-235973)
(No. 333-261673)

Registration Statement on Form S-3
(No. 333-269296)

Commissioners:

We are aware that our report dated August 1, 2024 on our review of the consolidated balance sheet of The Goldman Sachs Group, Inc. and its subsidiaries (the Company) as of June 30, 2024, and the related consolidated statements of earnings, comprehensive income and changes in shareholders’ equity for the three and six month periods ended June 30, 2024 and 2023, and the consolidated statements of cash flows for the six month periods ended June 30, 2024 and 2023, including the related notes, included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017